THIS CONVERTIBLE NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR, BASED ON AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

本可转换期票以及在转换本期票时所获得的证券均未在1933证券法修正案（"证券法"）下登记过，也未在相关各州适用法律下登记过。除非在法案以及相关各州证券法允许的情况下，或者根据律师的意见且在形式和实质上均在公司可接受的合理范围内，此类发行、出售或转让豁免于这些法律的登记要求，否则本期票及其涉及的证券不得发行、出售或转让。

SINO FORTUNE HOLDING CORPORATION
CONVERTIBLE NOTE
可转换期票

$ __________ Dated: ________________

金额: __________美金 日期: _____年___月___日

FOR VALUE RECEIVED, Sino Fortune Holding Corporation, a Nevada corporation (the "Company"), promises to pay to the order of [_____], the initial registered holder hereof, or its permitted assigns ("Holder"), upon the terms set forth below, the principal sum of [ ] ($), plus interest on the unpaid principal balance hereof at the rates of 6, 7 and 8 percent per annum for the first, second and third years, respectively (the "Stated Rate").

如数收讫，Sino Fortune Holding Corporation是一家内华达公司（"公司"）。公司承诺，在本期票条款的限制下，其将向本期票的初始登记持有人__________（姓名），或者其同意的受让人（"持有人"）支付本金共计__________(__________美金)，加上未支付本金产生的利息。利率的计算为第一年6%，

第二年7%，第三年8%（“固定利率”）。

This Note is issued pursuant to that certain Securities Purchase Agreement of even date herewith by and between the Company and Holder (the "Purchase Agreement"). All capitalized terms used in this Note, but not otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

本期票是基于公司和持有人于相关日期签订的特定证券购买协议（“购买协议”）发行的。本期票中的大写词条，除非单独定义，将根据购买协议中的词条定义解释。

The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

本文件中的“期票”一词及其相关引用，代表的是该原始执行的期票，如果之后存在修改或补充的情况，将包括修改或补充的部分。

1. Calculation of Interest; Payments of Principal and Interest; Redemption by Holder.
利息的计算；本金和利息的支付；持有人的赎回。

(a) Interest on the outstanding principal balance hereof shall be calculated at the Stated Rate based on a 365 day year and shall commence accruing on the date hereof and, to the extent not converted in accordance with the provisions hereof, shall be payable in arrears on the fifth (5th) day (if such day is not a Business Day (as defined in Section 6(c)(i) below) then the next Business Day) of each calendar anniversary following the date hereof and at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder except that interest for the third year shall be paid together with the outstanding principal amount on the Maturity Date.

未付本金产生的利息计算将以一年365天为基础，在依据本期票规定未转换部分的范围内，根据上述固定利率，从本期票上的日期开始起算，并且在本期票上方写明的日期后的每年周年日后的第五（5）天支付

（如果这一天不是工作日（定义见下方第6(c)(i)条），则延至下一个工作日），以及在产生利息的未付本金到期时支付，除了第三年的利息将会同未付本金在到期日一并支付。

(b) The principal balance and accrued but unpaid interest under this Note (to the extent not converted in accordance with the terms of this Note) shall be due and payable on_______ (the "Maturity Date").

本期票的本金以及于此产生的未付利息（在依据本期票规定未转换部分的范围内）将于____年____月_____日（"到期日"）到期支付。

(c) After the first anniversary of this Note, if the closing price of the Company's stock as quoted on the OTC Markets or any U.S. national stock exchange were to be 130% of the Conversion Price or higher (as defined below) for twenty (20) Business Days within a thirty (30) consecutive Business Day period, then , the Company may prepay the principal balance and interest under this Note (to the extent not converted in accordance with the terms of this Note) in whole or in part until the Maturity Date, without penalty or premium.

在本期票发行一周年后，如果公司在OTC 交易市场或者任何美国全国性证券交易所上的股票在任何连续三十（30）个交易日中至少二十（20）个交易日的收盘价格等于或高于转换价格（定义见下）的130%，公司可以在到期日之前提前支付全部或部分本金和利息（在依据本期票规定未转换部分的范围内），并且不会受到惩罚或进行溢价支付。

(d)Any payments by the Company to Holder under this Note shall be, unless otherwise agreed between Company and Holder in writing, by wire transfer to the Holder's bank account:

除非公司和持有人另有书面约定，公司依据本期票向持有人做出的任何支付都将被汇至持有人的银行账户中：

Account Name/户　名：【　　　　　　　　　　】
Bank/开户行：【　　　　　　　　　　】
Account Number/账　号：【　　　　　　　　　　】

2. Covenants.

约定事项

(a)The Company will at all times cause to be done all things necessary or appropriate to preserve and keep in full force and effect its corporate existence and the corporate existence of any significant subsidiary (as defined in Rule 405 of the rules and regulations of the Securities Act) of the Company (each, a "Significant Subsidiary").

公司会自始至终采取一切必要或合适的措施来保持公司及其重要子公司（定义见证券法规则405的规定）的有效存续（分别称为"重要子公司"）。

(b)The Company will reasonably maintain in good repair, working order and condition, reasonable wear and tear excepted, its properties and other assets, and those of any Significant Subsidiary, and from time to time make all necessary or desirable repairs, renewals and replacements thereto.

公司会合理地保持自己及其重要子公司的财产以及其他财物的良好修缮状态、工作秩序和条件，以及合理的预期损耗，并且会不时地采取必要或预期的修复、翻新以及相关更换措施。

(c)The Company will, and will cause any Significant Subsidiary to, pay or discharge or cause to be paid, set aside for payment or discharge, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary, as the case may be, or upon their respective income, profits or property; provided, that neither the Company nor any Significant Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount or validity is being contested in good faith by appropriate proceedings.

在造成债务拖欠之前，公司自己会，并且也会促使其重要子公司支付或免除或使其得以偿付或预留支付款项或免除所有对公司或其重要子公司征收的税收、评估费用以及政府收费，或者在相关情形下，当实现各自收入、利润或财产时产生的费用；上述约定的前提是，当针对某项税收、评估费用、收费或诉求的费用数额或有效性在合适的程序中存有善意的异议时，公司及其重要子公司不会被要求支付、免除这些费用或使其得以支付或免除。

(d)The Company will, and will cause any Significant Subsidiary to, comply in all material respects with all applicable statutes and regulations of the United States of America and of any state or municipality, and of any agency thereof, in respect of the conduct of business and the ownership of property by the Company or any Significant Subsidiary; provided, that nothing contained in this Section 2(d) shall require the Company or a Significant Subsidiary to comply with any such statute or regulations so long as its legality or applicability shall be contested in good faith.

在公司及其子公司的商业行为以及财产所有权方面，公司自己会，并且也会确保其重要子公司遵守所有适用的美国及其各州或市以及相关机构的法律法规；上述约定的前提是，当某项法律或法规的合法性或适用性受到善意地质疑时，本条（Section 2(d)）不要求公司或其重要子公司遵守此类法律或法规。

3.Events of Default.
违约事件

(a) "Event of Default," wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

本文中的所有"违约事件"指的是下列事项中的任意一项（无论原因如何、无论主动或被动、无论是由于执行法律造成的或者执行法院判决、判令或法令、或是由于执行行政或政府部门的命令、规则或规章而造成的）：

(i) the failure by the Company to make payment of principal or interest due under this Note at the Maturity Date;

在到期日公司不能支付本期票下到期的本金或利息；

(ii)any breach by the Company of a material provision of this Note (other than as specified in clause (i) above) that shall not have been remedied within ten (10) days after the date on which the Company shall have been provided with written notice of such breach;

（上述（i）项规定的情形除外）公司违反了本期票的重要条款，且在公司被提供关于违约事件书面通知后的十（10）天内没有纠正此项违约事项；

(iii) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Subsidiary then has outstanding indebtedness of any nature in excess of $1,000,000, individually or in the aggregate, and either (a) any such default results from the failure to pay such indebtedness at its stated maturity or (b) any such default has resulted in the acceleration of the maturity of such indebtedness;

在任何合同、契约或票据的约定下，公司或其重要子公司因各自或累计负有超过1,000,000美金的任何性质的债务而存在一次或多次违约，并且（a）这些违约是由于这些债务到期后公司不能偿付或者（b）这些违约导致了这些债务的加速到期；

(iv) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any Significant Subsidiary and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

公司或其重要子公司被最终判决支付累计超过500,000美金的付款，且在这些判决颁布之日六十（60）天内没有被清偿、解除或者因上诉而处于未决状态，或者在这种未决状态结束后的六十（60）天内没有被清偿；然而，上述约定的前提是，当存在保险公司或有信誉的一方的补偿来支付这些判决数额时，这些判决数额不应当包含在计算上述500,000美金的数额中，只要公司向持有人提供来自保险公司或补偿方的书面声明（格式和内容应该合理地符合持有人的要求），证明相关判决数额将会由保险或补偿支付，并且公司将会在判决颁布的三十（30）天之内收到该笔保险或补偿的费用；

(v) any breach by the Company of any material covenant, agreement, representation or warranty contained in the Purchase Agreement;

公司违反了购买协议中任何重要的约定、协议、声明或保证；

(vi) the Company consolidates with or merges into any other entity or transfers all or substantially all of its assets to any person or entity by operation of law or otherwise unless (a) such entity formed by such consolidation or into which the Company is merged or to which all or substantially all of the assets of the Company are transferred is an entity that expressly assumes all of the obligations of the Company under this Note and (b) after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

公司同其他实体整合或合并，或者向任何个人或实体通过法律或其他方式转移了全部或大部分财产，除非（a）这样整合后的公司、合并后的公司或者接受了全部或大部分财产的公司明确表示会承继公司在本期票下的所有义务，并且（b）在这些交易生效后，违约事件将不会发生或继续，或者在收到通知或一段时间后，或者两者之后，违约事件将不会发生或继续；

(vii) any commencement by the Company or any Significant Subsidiary of a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Significant Subsidiary; or any commencement against the Company or any Significant Subsidiary of any bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or the adjudication of the Company or any Significant Subsidiary as insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the appointment of any custodian, receiver or the like for either the Company or any Significant Subsidiary or any substantial part of either the Company's or any Significant Subsidiary's property which continues undischarged or unstayed for a period of sixty (60) days; or any general assignment by either the Company or any Significant Subsidiary for the benefit of its creditors; or any failure to pay or statement in writing by either the Company or any Signifi-

cant Subsidiary indicating an inability to pay its debts generally as they become due;

公司或其重要子公司在任何适用的当前或今后有效的破产法下启动相关程序、或者在任何司法管辖下开展任何重组、重整、债务调整、免除债务、解散、破产或清算的程序，不论目前生效或今后生效；或者任何针对公司或其重要子公司的破产清算程序，或者其他此类在六十（60）天内未被撤销的程序；或者裁定公司或其重要子公司资不抵债或破产；或者颁布了救济令或其他确认了此类案件或程序的法令；或者向公司、或其重要子公司指派了监管人、接收人或类似人员，或者向公司或其重要子公司的重大资产在六十（60）天内持续未解除或未停止的指派了监管人、接收人或类似人员；或者公司或其重要子公司向其债权人转移财产，且此类转移有利于其债权人；或者在债务到期时，公司或其重要子公司不能够偿付这些债务，或者书面声明其没有能力偿付这些债务；

(b) If any Event of Default occurs, then upon such occurrence, in addition to all rights and remedies of Holder under this Note, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Holder may, at its option, declare due any or all of the Company's obligations, liabilities and indebtedness owing to Holder under this Note whereupon the then unpaid aggregate balance thereof together with all accrued but unpaid interest thereon as of such date shall immediately be due and payable, together with all expenses of collection hereof, including, but not limited to, attorneys' fees and legal expenses (for this purpose, the Company shall pay all trial and appellate attorneys' fees, costs and expenses, paid or incurred by Holder in connection with collection of this Note).

在违约事件发生时，持有人除了拥有根据本期票及相关法律或其它规定赋予的权利和救济之外（这些权利可以叠加，不互相排斥并且可以选择使用，可以先后使用或同时使用），持有人还可以自主选择宣布公司在本期票下的部分或全部义务、责任以及债务到期，届时，公司所有未支付的金额，加上截至当天所有已发生且未支付的利息将立即到期并且需要支付，公司还将支付所有因追偿欠款而产生的费用，包括但不限于，律师费以及法律费用（就该点而言，公司将支付所有持有人因追偿该期票而支付的庭审以及上诉律师费及开销）。

If the foregoing unpaid aggregate balance, accrued interest, expenses and collection costs are not paid upon demand upon the occurrence of an Event of Default (collectively, the "Default Balance"), such Default Balance shall bear interest until paid in full at the Stated Rate (which are 6,

7 and 8 percent per annum for the first, second and third year, respectively, and for the purpose of calculating the Default Rate, 8 percent per annum after maturity of this Note) plus 1.00% per annum or the maximum interest rate then permitted under applicable law (whichever is less) (the "Default Rate"). From and after maturity of this Note (whether upon the scheduled Maturity Date, or by acceleration or otherwise), the Default Balance shall bear interest until paid in full at the Default Rate. Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder.

如果上述未支付的本金、利息、费用以及追偿开销的总和（统称为“违约欠款”）在发生违约事件后，经要求支付而仍未得到支付，这些违约欠款将开始按照上述固定利率（第一年6%，第二年7%，第三年8%，以计算违约利率为目的，期票到期后的固定利率为每年8%）外加每年1%的利率，或者在当时适用法律下允许的最高利率（以二者中的较低利率为准）（“违约利率”）计息，直到所有欠款付清为止。从本期票到期日起（无论是起初安排的到期日，或者由于加速或其他原因到期），违约欠款将按照违约利率计息。持有人不需要提供，公司也特此放弃要求任何陈述、要求、抗议或其他任何形式的通知，并且持有人可以不用等待任何宽限期的结束立即行使其基于本期票以及其他适用法律所拥有的权利和救济。持有人可以在上述付款事项发生前撤回并取消自己的权利主张。

4. Right of Redemption. After the secondary anniversary of this Note, if the closing price of the Company's stock as quoted on the OTC Markets or any U.S. national stock exchange were to be lower than 70% of the Conversion Price (as defined below) for twenty (20) Business Days within a thirty (30) consecutive Business Day period, and (i) the Company has an effective current Registration Statement on Form S-1 and (ii) the average trading volume of the Company's shares for such prior thirty (30) consecutive Business Days shall be 10,000 shares and above, then Holder may, at its option, declare due any or all of the Company's obligations, liabilities and indebtedness owing to Holder under this Note whereupon the then unpaid aggregate balance thereof together

with all accrued but unpaid interest thereon as of such date shall immediately be due and payable. If this right of redemption were to be exercised by Holder, then Stated Rate shall only be three (3) per cent per annum of the outstanding principal instead of eight (8) per cent per annum. If Holder does not exercise his/her right of redemption within thirty (30) days, then he/she shall be forever foreclosed from doing so unless such right of redemption to occur again.

赎回权 在本期票发行两周年后，如果公司在OTC 交易市场或者任何美国全国性证券交易所上的股票在任何连续三十（30）个交易日中至少二十（20）个交易日的收盘价格低于转换价格（定义见下）的70%，并且（i）公司有一份正在生效的S-1注册登记声明，同时（ii）公司股票在前述连续三十（30）天内的平均交易量为10,000股或以上，那么，持有人可以自主选择宣布公司在本期票下的任何部分或全部义务、责任以及债务到期。如果持有人行使该赎回权，那么其基于未付本金可获得的利息利率为每年百分之三（3%），而非每年百分之八（8%）。如果持有人在三十（30）天内没有行使他/她的赎回权，那么除非上述情形再次发生，否则其将不能再次行使该赎回权。

5. Secured Obligations; No Recourse. This Note and the amounts payable hereunder, including principal and accrued interest shall be secured by the Pledged Shares under the Stock Pledge Agreement and shall be entitled to the benefits thereof. Notwithstanding anything to the contrary stated herein, Holder agrees that for payment of this Note it will look solely to the Pledged Shares or such other collateral, if any, it may now or hereafter be given to secure the payment of this Note, and no other assets of Company shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Holder, or for any payment required to be made under this Note.

担保义务；无追索权 本期票及其涵盖的本金和利息根据股权质押协议受到质押股权的担保，并且享有股权质押协议规定的权益。不论本期票的其他规定如何，持有人同意，在对本期票进行求偿时，其将仅仅追索质押股权，或者其他用于担保本期票的抵押物（如有），公司的其他财产将不得作为用于支付本期票的财产而受到设限、执行或者其他强制措施，亦不得作为用于支付根据本期票应付的其他款项的财产而受到设限、执行或者其他强制措施。

6. Conversion of Note. This Note shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") after the first anniversary of the Note, on the terms and conditions set forth in this Section 6.

期票转换 在本期票时满一周年以后，根据第6节的规定和条件，可以转换成公司票面价值为0.001美元每股的普通股（“普通股”）。

(a) Conversion Right. Subject to and upon compliance with the provisions of this Note, for as long as this Note is outstanding, the Holder shall have the right, at its option to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 6(c) at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion and the Holder may only convert such part of the Conversion Amount as to equate to whole shares of Common Stock. In the event the Holder converts substantially all the Conversion Amount save for any part thereof unconvertible into whole shares of Common Stock, Company shall pay such balance to Holder within five (5) Business Days of the conversion date and its obligations to Holder under this Note shall be forthwith extinguish. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Common Stock to any Person other than the converting Holder or with respect to any income tax due by the Holder with respect to such Common Stock. For the avoidance of any doubt, interest at the Stated Rate shall continue to accrue on unconverted principal balance.

转换权利受到本期票相关规定的约束，在符合这些规定的情况下，只要本期票仍未偿付，持有人有权自主选择将任何一部分未支付的转换金额（定义见下）根据Section 6(c) 以转换比率（定义见下）转换成公司已缴足股本无增缴要求的普通股。公司在转换之际不会发行任何普通股票的非整数股，持有人只能将转换金额转换成整数股份。当持有人转换了绝大部分的转换金额，留下不能转成整数股份的部分金额时，公司将在转换日后的五（5）个工作日内向持有人兑付该部分金额，并且公司在本期票下对应的义务将相应地履行完毕。当把转换金额兑换成普通股并且将其递送时，公司将支付股票发行相关的所有的税费；前提是，当公司的普通股是发行给除了持有人之外的其他人士时，公司不会被要求支付任何税费，并且公司不会被要求支付持有人因这些普通股票而产生的的所得税。为避免歧义，根据上述固定利率计算的利息将在未转换的本金基础上继续累积。

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 6(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

转换比率 在转换股票时，根据Section 6(a)发行的普通股数量将按照下列计算方式决定：转换金额（x）除以转换价格（y）（“转换比率”）。

(i) “Conversion Amount” means the sum of (A) the portion of the principal balance of this Note to be converted with respect to which this determination is being made, (B) accrued and unpaid interest with respect to such principal balance, if any, and (C) the Default Balance (other than any amount thereof within the purview of foregoing clauses (A) or (B)), if any.

“转换金额”指的是下列各项的总和：（A）决定转换成普通股的期票本金部分，（B）该部分本金对应的应的已产生且未支付的利息（如有），以及（C）违约欠款（如有）（不包括前述（A）项及（B）项所涵盖的部分）。

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the higher of $2, the average closing trading price of the Company's Common Stock for the previous twenty (20) Business Days prior to the date of execution of the Purchase Agreement by the Holder or the closing trading price of the Company's Common Stock on the day before the date of execution of the Purchase Agreement by the Holder.

“转换价格”指的是在任何转换日（定义见下）或者其他决定的日期中下列金额中的最高数额：（i）2美金，或者（ii）持有人签署证券购买协议之日前二十（20）个交易日公司的股票交易均价，或者（iii）持有人签署证券购买协议之日的前一个交易日公司股票收盘价。

(c) Mechanics of Conversion.

转换过程

(i) Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company and (B) if required by Section 6(c)(ii), surrender this Note to a common carrier for delivery to the Company as

soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the second (2nd) Business Day (as defined below) following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice, the Company shall cause the Transfer Agent to either issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled or register such number of shares of Common Stock on the Transfer Agent's records in book-entry form under The Direct Registration System in the name of the Holder or its designee. If this Note is physically surrendered for conversion as required by Section 6(c)(ii) and the outstanding principal balance of this Note is greater than the principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding principal balance not converted. The person or entity entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. For purposes of this Note, "Business Day" means any day other than a Saturday, a Sunday or a day on which banks are authorized by law to close in New York, New York.

转换　当持有人在任何日期想要将转换数额转换成普通股时（“转换日”），持有人将（A）于纽约时间当天晚上11:59之前通过传真（或其他方式）将附件列表A中的转换通知（“转换通知”）签章后送达至公司，并且（B）在Section 6(c)(ii)要求的情况下，将该期票通过公共承运人在实际情形允许的情况于当天或之后尽早寄回给公司（或者在期票丢失、被盗或损毁的情况下寄回关于该期票的赔偿承诺）。在收到转换通知后的当天或之后的第二个工作日（定义如下）之前，公司将会通过传真的方式向持有人以及公司的过户代理人（“过户代理人”）发送收到转换通知的确认。在收到转换通知后的第三个工作日当天或之前，公司将会让过户代理人发行并且将持股证明寄送到转换通知上的地址，该持股证明将登记持有人或其指定人的姓名，列明持有人将有权获得的股票，或者让过户代理人在直接登记系统中通过过户代理人的录入表格将持有人有权获得的股票登记于持有人或其指定人士的名下。如果根据Section 6(c)(ii)的规定该期票被返还给公司，并且该期票的未支付本金大于转换的本金部分，那么公司将尽早，并且在不晚于收到该期票的第三（3）个工作日内，自费发行并向持有人寄送新的期票以代表剩余的本金部分。在转换该期票时，有权收到普通股的个人或单位

将在转换日被视为公司普通股的登记持有人。针对该期票而言，“工作日”指的是除了星期六，星期日以及根据纽约州纽约郡法律，银行停业日之外的所有日期。

(ii) Surrender; Record Keeping. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the principal balance, accrued unpaid interest, if any, and the Default Balance, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

期票返还；记录保存 不论前述内容有何相反规定，在根据本期票的规定进行任何部分的转换时，持有人不会被要求向公司返还该期票，除非（A）该期票代表的全部转换金额将会被转换，或者（B）持有人已经向公司提交了书面通知（该通知可以包含在转换通知中），要求在返还该期票后重新发行新期票。持有人和公司将会保存相关记录以显示已转换的本金金额，已发生且未支付的利息（如有），以及违约欠款（如有），相关转换日期，或者使用其他可以合理地满足持有人和公司要求的方法使得在转换时不必返还该期票。

(d) Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

转换价格的调整 转换价格将会按照下述方法应时地做出调整：

(i) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the initial date of issuance of this Note subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the initial date of issuance of this Note combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in

effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 6(d)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

在普通股拆分或合并时做出的调整 如果公司在最初发行该期票当天或之后的任何时间内将公司已发行的一个或多个级别的股票拆分成更多数量的股票（通过股票拆分、股息、资本重组或其他方式），在发生此类拆分前的转换价格将会按比例进行相应的调低。如果公司在最初发行该期票当天或之后的任何时间内将公司已发行的一个或多个级别的股票合并成更少数量的股票，在发生此类合并前的转换价格将会按比例进行相应的调高。根据Section 6(d)(i)做出的价格调整将在股票拆分或合并生效之日的结束营业之际生效。

(ii) Adjustment for Dividends on Common Stock. If the Company at any time on or after the initial date of issuance of this Note declares or pays, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock and the Conversion Price in effect immediately prior to such dividend will be proportionally reduced.

派发股息时做出的调整　如果公司在最初发行期票当天或之后的任何时间内，在没有对价的情况下，宣布或以获得普通股的任何权利作为支付股息的方式，那么公司将被视为以发行普通股的方式支付了股息，这些普通股的数量等于在行使权利时可以获得的最多数量的普通股数，在发生此类拆分前的转换价格将会按比例进行相应的调低。

(iii) Notification of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 6(d), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Holder a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

关于价格调整的通知 在根据Section 6(d)进行转换价格的调整或再调整时，公司将会根据本期票中的规定自费准备并且向持有人提供通知，告知其关于转换价格的调整或再调整，并且提供引起该调整或再调整的原因细节。

(e) Mergers. In the case of any consolidation or merger of the Company with any other entity (each such transaction, a "Merger"), the entity formed by the Merger shall succeed to the covenants, stipulations, promises and the agreements contained in this Note. In the event of a Merger, the Company shall make appropriate provisions so that the Holder shall have the right thereafter to convert this Note into the kind and amount of securities receivable upon such Merger by the Holder of the number of securities into which this Note could have been converted immediately prior to such Merger. This provision shall similarly apply to successive Mergers.

合并 当公司与其他实体发生整合或合并时（每一项此类交易称为"合并"），合并后产生的实体将承继本期票中的所有契约、约定、承诺以及协议。在发生合并时，公司将作出合理的安排，使得持有人在合并后可以获得的证券种类和数量与合并前可以获得的证券种类和数量相一致。该规定同样适用于后续发生的合并。

(f) Distributions. In addition to and not in substitution for any other rights hereunder, pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock other than upon consummation of a Merger (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to Holder. The provisions of this Section 6(f) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of this Note.

分配　作为本期票规定权利的附加权利且不替代任何权利，除了交割合并之外，普通股持有人有权通过持有或交换其普通股而获得相应的证券或其他财产的情形时（"公司事件"），公司将作出合理安排以确保期票持有人在之后转换该期票时，有权利(i)除了获得通过转换可得的普通股外，还有权收到该相应的证券或财产，如同在公司事件完成之际持有人已经持有普通股一样（不考虑任何对本期票可转换性设有的约束或限制），或者(ii)相比在转换期票时收到普通股，代之以收到普通股持有人在公司事件结束时收到的该相应的证券或其他财产，其数量相当于持有人在最初就获得了拥有此类型转换权利的期票，其对价（不同于收到普通股）的转换比率与上述转换比率相称。根据上一句描述做出的调整将在形式和实质上都满足持有人的要求。Section 6(f)将同等且类似地适用于连续的公司事件中，不论本期票对转换做出的任何限制。

(g) Reservation. So long as this Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Note in full.

预留　在该期票未被完全支付的情况下，公司将会采取一切必要措施来预留其授权发行范围内未发行的股票数量，这样做的唯一目的是在进行期票转换时，有足够数量的普通股可以使得该期票足额转换。

(h) Restricted Securities. Holder acknowledges and agrees that the shares of Common Stock (the "Conversion Shares") acquired upon conversion of this Note shall not be registered under the Securities Act, will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and will be subject to restrictions on resale imposed by the Securities Act and applicable states securities laws. Holder further acknowledges and agrees that each certificate representing Conversion Shares acquired upon conversion of this Note or Conversion Shares acquired upon conversion of this Note and registered on the Transfer Agent's records in book-entry form under The Direct Registration System shall bear a restrictive legend or contain a notation, as applicable, substantially to the effect of the legend on the first page hereof.

限制性股票　持有人承认且同意通过本期票转换获得的普通股（"转换股票"）没有在证券法下登记过，因此构成证券法144规则定义下的"限制性股票"，从而受到证券法和各州相关证券法在转售方面的限制。持有人进一步承认且同意，通过转换该期票而获得的股票证书，或者在过户代理人直接登记系统中的记录上，将会载有一个限制性标识，或者在适用的情况下在此第一页上会载有一个关于该标识效力的符号。

(i) Compliance with Applicable Laws. Holder agrees to comply with all applicable laws, rules and regulations of all federal and state securities regulators, including but not limited to, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, and applicable state securities regulators with respect to disclosure, filings and any other requirements resulting in any way from the issuance, transfer or conversion of this Note.

合规 持有人同意遵守所有相关适用的联邦及各州证券管理机构的法律、法规和规章，包括但不限于，证券交易委员会，美国金融业监管局，以及有关各州证券管理机构，这些机构负责管理因该期票发行、转让或转换而需要进行的披露、报告以及任何其他要求。

(j) No Stockholder Rights. This Note shall not entitle Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company. This Section 6(j) shall not affect the rights of Holder in its capacity as a stockholder of the Company upon conversion of this Note and issuance to Holder of Conversion Shares pursuant to this Section 5.

无股东权利 本期票不赋予持有人任何公司股东享有的权利，包括但不限于，投票权，接收股息和其他分配的权利，或者接收股东会或其他公司进程的通知的权利，或者出席股东会或其他公司会议的权利。Section 6(j)不会影响根据Section 5通过转换期票而成为转换后股票持有人的公司股东权利。

7. Lock-Up. Holder agrees and undertakes that upon conversion of the Note or any part thereof, he/she will not, for a period of one (1) year from the date of conversion not to (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any as-converted shares of Common Stock or (ii) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the said shares, whether any such transaction described in (i) or (ii) above is to be settled by delivery of shares, in cash or otherwise, or publicly announce an intention to do any of the foregoing, and in connection therewith will execute and deliver an escrow agreement to the Company and certificates evidencing the said shares to a mutually designated escrow agent.

pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any as-converted shares of Common Stock or (ii) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the said shares, whether any such transaction described in (i) or (ii) above is to be settled by delivery of shares, in cash or otherwise, or publicly announce an intention to do any of the foregoing, and in connection therewith will execute and deliver an escrow agreement to the Company and certificates evidencing the said shares to a mutually designated escrow agent.

股票锁定　在发生期票转换的情况下，持有人同意自转换之日起一（1）年内（i）不会出价、质押这些转换股票，或者在其之上设立其他权利，不会宣布意图出售、出售或达成合同出售这些转换股票，也不会授予他人期权、权利或认股权证来购买这些转换股票，也不会出借或以其他方式转让或处理这些转换股票；或者（ii）不会达成任何交换协议、或者其他协议或安排来转让全部或部分的股票利益，不论上述第（i）点或第（ii）点是以股票递达的方式完成，以现金交易方式完成或其他方式完成，或是以公开宣布上述交易意图的方式，之后执行并向公司递送托管协议，并且向双方指定的托管人递送股票证书的方式完成。

8. No Waiver of Holder's Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of Holder in exercising any of its remedies, powers or rights, nor any partial or single exercise of its remedies, powers or rights shall constitute a waiver thereof or of any other remedy, power or right; and no waiver on the part of Holder of any of its remedies, powers or rights shall constitute a waiver of any other remedy, power or right.

持有人权利的不可放弃　所有本金和利息都必须支付，不得抵消、减少或反申索。持有人在履行其救济、权力或权利方面的延迟或不能，或者部分或单次履行其救济、权力或权利，不构成对其行使救济、权力或权利的放弃；并且，持有人对部分救济、权力或权利的放弃不意味着放弃其他的救济、权力或权利。

9. Cumulative Rights and Remedies. The rights and remedies of Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note or applicable law (including at equity). The election of Holder to avail itself of any one or more remedies

shall not be a bar to any other available remedies.

累积权利和救济 本期票规定的持有人拥有的权利和救济是累积的，不排斥根据本期票或相关适用法律所拥有的其他权利和救济（包括通过股权）。持有人选择一项或多项救济权利将不会禁止其使用其他的救济途径。

10. Successors and Assigns. This Note shall be binding upon the Company and its successors and shall inure to the benefit of Holder and its successors and permitted assigns. This Note may not be offered, sold, assigned or otherwise transferred by Holder without the prior written consent of the Company and compliance with Section 5(i) hereof. The term "Holder" as used herein, shall also include any permitted endorsee, assignee or other holder of this Note.

承继及转让 本期票对公司及其承继者有制约力，且作用于持有人及其承继人，以及同意的受让人的利益。在没有公司书面同意且没有遵守本期票Section 5(i) 规定的情况下，本期票不得发行、出售、转让或者以其他方式转让。本条中的"持有人"一词，应当包括允许的被背书人、受让人或本期票的其他持有人。

11. Lost or Stolen Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Company shall execute and deliver to Holder a new convertible note containing the same terms, and in the same form, as this Note. In such event, the Company may require Holder to deliver to the Company an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new convertible note.

期票丢失或被窃 如果本期票丢失、被窃、损毁或者以其他方式被毁坏，公司将向持有人发行并投递一份与本期票内容及格式均相同的可转换期票。在这种情形下，作为递送新的可转换期票的条件，公司可以要求持有人向公司递交一份期票丢失的承诺书，并且按照惯例提交相应的补偿。

12. Governing Law; Dispute Resolution. This Note shall be governed by the laws of the State of new York without regard to its conflict of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in

any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

管辖法律；争议解决 本期票将按照纽约州的法律管辖，且不考虑法律冲突原则。 期票各方特此不可撤销地将因本期票发生的争议、或者与本期票相关的或讨论的交易受制于纽约州纽约郡的州法院和联邦法院的专属管辖，并且不可撤销地同意不在与本协议相关的诉讼中提出该法院没有个人管辖权的争议，或者在本法院不适当或者不方便裁决的争议。期票各方同意免除对本人直接送达法院传票的要求，同意用邮递的方式寄送传票到本期票所述的各方地址，这样的送达方式构成了合规的送达传票的方式。本期票不会对法律上认可的任何送达传票的方式进行限制。各方不可撤销地放弃主张陪审团的权利，同意在与期票和交易相关的诉讼上不请求陪审团审理。

13. Notices. Any and all notices or other communications or deliverables to be provided by the Company or Holder hereunder shall be made (and considered given) in accordance with the provisions of Section 4.7 of the Purchase Agreement.

通知 公司或持有人做出的一切通知、交流或者交付都将按照购买协议Section 4.7做出。

14. Taxes. The Company shall be solely responsible for any necessary tax or assessment relating to this Note.

税收 公司将对本期票的所有必要税收或增缴负有唯一的责任。

15. Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

无规避行为 公司特此承诺并同意，其不会通过修改公司章程、细则或者通过重组、财产转移、整合、合并、协议安排、解散、发行或出售证券，或者任何其他主动的方式来避免或试图避免遵守或履行本期票的规定，并且公司会一直善意履行该期票的规定且采取一切措施来维护持有人的利益。

16. Holder Agreement. Holder by its receipt and acceptance of this Note hereby agrees to be legally bound by the provisions of this Note in all respects.

持有人约定 持有人通过接收并接受本期票，特此同意其将在法律层面受到本期票各方面规定的限制。

If there is any conflict or inconsistency between the Chinese version and the English version, the English shall be the governing and prevailing version.

若本期票项下中英文约定发生法律条款上的理解冲突，以本协议英文条款约定为准。

Signature Page Follows

签名页见下

IN WITNESS WHEREOF, the undersigned has signed this Note on behalf of the "Company" and not as a surety or guarantor or in any other capacity.

兹证明，下方签名人代表"公司"签署本期票，该签名人不在任何层面作为本期票的担保人或保证人。

SINO FORTUNE HOLDING CORPORATION

By: ____

[ ]

[Its]

Signature Page to Senior Convertible Note

高级可转换期票签名页

EXHIBIT A
列表A

CONVERSION NOTICE
转换通知

Reference is made to the Convertible Note (the "Note") issued to the undersigned by Sino Fortune Holding Corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share, (the "Common Stock") of the Company, as of the date specified below.

该转换通知是针对Sino Fortune Holding Corporation （"公司"）发行给下方签名人的可转换期票（"期票"）做出的。根据该期票的规定，签名人特此提出于下方写明的时间，将下方列出的期票转换金额（定义请见期票）转成票面价值为0.001美金的公司普通股（"普通股"）。

Date of Conversion:
转换日期:

Aggregate Conversion Amount to be converted:
待转换的转换金额总和:

Please confirm the following information
请确认下列信息

A. Conversion Price:
转换价格:

B. Number of shares of Common Stock to be issued:
待发行的普通股数量:

C. Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

通过转换本期票，请将普通股发行至下方写明的姓名以及地址：

D. Please issue the Common Stock into which the Note is being converted in the following manner (check one):

通过转换本期票，请按下列方式发行普通股（选择一项）：

Certificated Form:

证书形式：

Book-Entry Form under the Direct Registration System:

直接登记系统下的录入表格：

E. If in Certificated Form, deliver to:

如果采用证书的形式，将寄送到：

F. Facsimile Number:

传真号码：

G. E-mail Address:

电子邮箱：

Authorization

授权

By:

签名：

Name:

姓名：

Title:

职位：